SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 5, 2006
ORACLE CORPORATION
(Exact Name of Registrant
as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-14376 (Commission File Number)	94-2871189 (IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California (Address of Principal Executive Offices)	94065 (Zip Code)
Registrant’s telephone number, including area code: (650) 506-7000
N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 10.31
EXHIBIT 10.32
EXHIBIT 10.33

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
First Amendment to the 364-Day Revolving Credit Agreement
     On January 5, 2006, Oracle Corporation (“Oracle”), and Ozark Holding Inc., a wholly owned subsidiary of Oracle (“New Oracle”), and the lenders and agents named in the $3,000,000,000 364-Day Revolving Credit Agreement dated March 18, 2005 (the “Revolving Credit Agreement”) entered into the First Amendment to the Revolving Credit Agreement (the “Revolver Amendment”).
     Pursuant to an Agreement and Plan of Merger dated as of September 12, 2005 among Oracle, Siebel Systems, Inc. (“Siebel”), New Oracle and the other parties thereto (the “Merger Agreement”), a subsidiary of New Oracle will be merged with and into Oracle and another subsidiary of New Oracle will be merged with and into Siebel (the “Mergers”). Upon the completion of the Mergers and other transactions contemplated by the Merger Agreement, New Oracle will own all of the issued and outstanding capital stock of Oracle and Siebel. As a result, all stock held by current Oracle stockholders will be exchanged for stock in New Oracle, which will be renamed “Oracle Corporation” without any action being required by Oracle stockholders.
     The Revolving Credit Agreement was amended (i) to permit the consummation of the transactions contemplated by the Merger Agreement and the incurrence of subsidiary indebtedness by New Oracle and (ii) to provide that upon the consummation of the Mergers, New Oracle will become the borrower and accept and assume all of Oracle’s rights and obligations under the Revolving Credit Agreement and Oracle will cease to be the borrower and will be discharged and released from all obligations and covenants under the Revolving Credit Agreement. New Oracle also guaranteed to the lenders the borrower’s obligations under the Revolving Credit Agreement until the earlier of the time (i) the borrower’s obligations are satisfied and the termination of lenders’ commitments and (ii) New Oracle becomes the borrower under the Revolving Credit Agreement.
     The description above is a summary and is qualified in its entirety by the Revolver Amendment, which is filed as Exhibit 10.31 to this report. For a description of the Revolving Credit Agreement, please see the 8-K filed by Oracle on March 22, 2005.
     Certain lenders, or one or more of their affiliates or branches, have provided investment banking services to us, are lenders or agents under other credit facilities of Oracle or provide Oracle and its subsidiaries with cash management services, foreign exchange services, global custody agent services and fixed income brokerage services, and one member of Oracle’s board of directors also serves on the board of directors of one of the lenders.
First Amendment to the Facility Agreement and Guaranty
     On January 5, 2006, Oracle, New Oracle, Oracle Technology Company, a wholly owned subsidiary of Oracle (“OTC”) and ABN AMRO Bank, N.V. (“ABN AMRO”) entered into the First Amendment (the “OTC Amendment”) to the $700,000,000 Facility Agreement dated May 20, 2005 between OTC and ABN AMRO (the “Facility Agreement”) and to the Guaranty dated May 20, 2005 entered into by Oracle for the benefit of ABN AMRO (the “Guaranty”).
     The Facility Agreement and the Guaranty were amended (i) to permit the consummation of the transactions contemplated by the Merger Agreement and the incurrence of subsidiary indebtedness by New Oracle and (ii) to provide that New Oracle will become a co-guarantor with Oracle under the Facility Agreement and the Guaranty and, upon the consummation of the Mergers, Oracle will cease to be a guarantor and will be discharged and released from all obligations as guarantor under the Facility Agreement and the Guaranty. New Oracle will remain a guarantor after the consummation of the Mergers.
     The description above is a summary and is qualified in its entirety by the OTC Amendment, which is filed as Exhibit 10.32 to this report. For a description of the Facility Agreement and the Guaranty, please see the 8-K filed by Oracle on May 26, 2005.

     ABN AMRO, the lender under the Facility Agreement, has provided investment banking services to us and is also a lender and agent under the Revolving Credit Agreement. ABN AMRO also provides Oracle and its subsidiaries with European cash management services.
Siebel Bridge Loan Agreement
     On January 5, 2006, Oracle and New Oracle entered into a 364-Day Term Loan Agreement (the “Term Loan Agreement”) with the lenders named in the Term Loan Agreement; Wachovia Bank, National Association, as Administrative Agent (“Wachovia”); and Wachovia Capital Markets, LLC, J.P. Morgan Securities Inc., and Citigroup Global Markets Inc., as Joint Bookrunners. Oracle and New Oracle entered into the Term Loan Agreement in order to have an alternative means to fund the acquisition of Siebel in the event that they were unable to complete their private placement of $5.75 billion of investment grade notes on satisfactory terms. At this time, Oracle does not intend to borrow any funds under the Term Loan Agreement, as the closing of this private placement is expected to close on January 13, 2006. The lenders’ commitments under the Term Loan Agreement will be reduced to zero upon the closing of this private placement.
     The Term Loan Agreement provides for an unsecured 364-day term loan for up to $5,000,000,000 to the borrower to finance the acquisition of Siebel and related costs, fees and expenses and to repurchase shares of Oracle and/or New Oracle issued in connection with the acquisition of Siebel. The Term Loan Agreement contains representations, warranties, covenants and events of default customary for credit facilities of this nature, including the requirement that the total net debt to total capitalization ratio of the borrower not exceed 40%. If any principal amounts are borrowed under the Term Loan Agreement, they will be due on January 4, 2007. Furthermore, if by the fifth business day after the date of the borrowing, the acquisition of Siebel and the Mergers have not been consummated, then the borrower would be required to repay the loans in full within three business days. At the option of the borrower, interest will be based on either a LIBOR-based formula or a formula based on either Wachovia’s prime rate or the Federal funds rate.
     If the borrower or any of its subsidiaries receives net proceeds in excess of $50 million from the issuance in the capital markets of any debt or equity securities (excluding any commercial paper securities), the borrower is required to use such net proceeds to prepay any outstanding borrowings under the Term Loan Agreement.
     If any of the events of default occur and are not cured within applicable grace periods or waived, Wachovia shall at the request, or may with the consent, of the lenders owed a majority of the then aggregate unpaid principal amount of the borrowings declare all amounts under the Term Loan Agreement immediately due and payable.
     Pursuant to the Term Loan Agreement, New Oracle unconditionally and irrevocably guarantees to the lenders Oracle’s obligations under the Term Loan Agreement. The guarantee will remain in effect until the earlier of the time (i) the borrower’s obligations are satisfied and the termination of lenders’ commitments and (ii) New Oracle becomes the borrower under the Term Loan Agreement. Upon the consummation of the Mergers, New Oracle shall become the borrower under the Term Loan Agreement and shall assume and succeed to all obligations of Oracle and any borrowings thereunder, and Oracle shall be discharged from all obligations and released from all covenants under the Term Loan Agreement.
     The description above is a summary of the Term Loan Agreement and is qualified in its entirety by the Term Loan Agreement, which is filed as Exhibit 10.33 to this report.
     The lenders under the Term Loan Agreement, or one or more of their affiliates or branches, have provided investment banking services to us, are lenders or agents under other credit facilities of Oracle or provide Oracle and its subsidiaries with international cash management services, global custody agent services and fixed income brokerage services.

Section 2 – Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
(a)	First Amendment to the 364-Day Revolving Credit Agreement, see Item 1.01 above

(b)	First Amendment to the Facility Agreement and Guaranty, see Item 1.01 above

(c)	364-Day Term Loan Agreement, see Item 1.01 above
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits

10.31	First Amendment to the 364-Day Revolving Credit Agreement dated January 5, 2006

10.32	First Amendment to the Facility Agreement and Guaranty dated January 5, 2006

10.33	364-Day Term Loan Agreement dated January 5, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oracle Corporation
Date: January 11, 2006	By:	/s/ Martin J. Collins
		Name:	Martin J. Collins
		Title:	Vice President, Associate General Counsel and Assistant Secretary

Exhibit Index
10.31	First Amendment to the 364-Day Revolving Credit Agreement dated January 5, 2006

10.32	First Amendment to the Facility Agreement and Guaranty dated January 5, 2006

10.33	364-Day Term Loan Agreement dated January 5, 2006